Exhibit 10.40

AMYRIS BIOTECHNOLOGIES, INC.

NOTICE OF GRANT OF STOCK OPTION

(FOR NON-U.S. EMPLOYEES)

Notice is hereby given of the following option grant (the “Option”) to purchase shares of the Common Stock of Amyris Biotechnologies, Inc. (the “Corporation”):

Optionee: [Insert]

Grant Date: [Insert]

Vesting Commencement Date: [Insert]

Exercise Price: US$[Insert] per share

Number of Option Shares: [Insert] shares of Common Stock

Expiration Date: [Insert]

Type of Option:                  Incentive Stock Option

         X       Non-Statutory Stock Option

Vesting Schedule: [Insert]. The Option shall not become exercisable for any additional Option Shares following the Optionee’s cessation of Service, except to the extent (if any) specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with Optionee.

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Amyris Biotechnologies, Inc. 2005 Stock Option/Stock Issuance Plan (the “Plan”). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement, including the Appendices, attached hereto as Exhibit A. Optionee understands that any Option Shares purchased under the Option will be subject to the terms set forth in the Stock Purchase Agreement attached hereto as Exhibit B. Optionee hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit C.

Employment. Nothing in this Notice or in the attached Stock Option Agreement or Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

DATED: [Insert]

AMYRIS BIOTECHNOLOGIES, INC.

By:

Name:	Tamara L. Tompkins

Title:	General Counsel & Secretary

[Insert], OPTIONEE

Address:

Attachments:

Exhibit A - Stock Option Agreement, including the Appendices

Exhibit B - Stock Purchase Agreement

Exhibit C - 2005 Stock Option/Stock Issuance Plan